EXHIBIT 10.5
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                        EMPLOYMENT SECURITY AGREEMENT

        This Employment Security Agreement ("Agreement") is entered into as of this ____ day of ________, ___, by and between Newell Rubbermaid

   Inc., a Delaware corporation ("Employer") and ________________________

   ("Executive").

                                 WITNESSETH:

        WHEREAS, Executive is currently employed by Employer and by

   Newell Operating Company, a subsidiary of Employer, as the

   ____________________of each of Employer and Newell Operating Company;

        WHEREAS, Employer desires to provide certain security to

   Executive in connection with Executive's employment with Employer; and

        WHEREAS, Executive and Employer desire to enter into this

   Employment Security Agreement ("Agreement") pertaining to the terms of the security Employer is providing to Executive with respect to his employment;

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration,

   the receipt of which is hereby acknowledged, the parties agree as follows:

        1.   TERM. The term of this Agreement shall be the period

   beginning on the date hereof and terminating on the first to occur of

   (a) the date 24 months after the date of Executive's termination of employment under circumstances described in paragraph 2 and (b) the date Executive attains or would have attained age 65 (the "Term").

        2.   BENEFITS UPON TERMINATION OF EMPLOYMENT. If, at any time

   during the twelve month period following a Change in Control and prior to Executive's attainment of age 65, (1) the employment of Executive with Employer is terminated by Employer for any reason other than Good

   Cause, or (2) Executive terminates his employment with Employer for

   Good Reason, the following provisions will apply:

             (a)  Employer shall, as hereinafter described in this

        subsection (a), pay Executive:

             (1)  Executive's Base Salary during the Severance Period;

        and

             (2)  Executive's Bonus for each year during the Severance

        Period.  Such Base Salary will be paid during the Severance

        Period in monthly or other installments of the same frequency as the payments of his salary being received by Executive at the date of the Change in Control, and will commence as soon as practicable, but in no event later than the date 30 days after termination of employment. Such Bonus for any calendar year will be paid on March 1 of the next following calendar year.

             (b)  Executive shall receive any and all benefits accrued

        under any other Incentive Plans and Retirement Plans to the date of termination of employment, the amount, form and time of payment of such benefits to be determined by the terms of such

        Incentive Plans and Retirement Plans, and Executive's employment shall be deemed to have terminated by reason of retirement under circumstances that have the most favorable result for Executive thereunder for all purposes of such Plans. Payment shall be made at the earliest date permitted under any such Plan that is not funded with a trust agreement.




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             (c)  For purposes of all Incentive Plans and Retirement

        Plans Executive shall be given service credit for all purposes for, and shall be deemed to be an employee of Employer during,

        the Severance Period, notwithstanding the fact that he is not an employee of Employer or any Affiliate or Associate thereof during the Severance Period; provided that, if the terms of any of such

        Incentive Plans or Retirement Plans do not permit such credit or deemed employee treatment, Employer will make payments and distributions to Executive outside of the Plans in amounts substantially equivalent to the payments and distributions

        Executive would have received pursuant to the terms of the Plans and attributable to such credit or deemed employee treatment, had such credit or deemed employee treatment been permitted pursuant to the terms of the Plans. Executive shall not receive any amount under an Incentive Plan pursuant to this subsection (c) to the extent that such amount is included within the Executive's Bonus payable pursuant to clause (a)(2) above.

             (d)  If upon the date of termination of Executive's

        employment, Executive holds any options with respect to stock of

        Employer, all such options will immediately become exercisable upon such date and will be exercisable for 90 days thereafter. To the extent such acceleration of exercise of such options is not permissible under the terms of any plan pursuant to which the options were granted, Employer will pay to Executive, in a lump sum, within 90 days after termination of employment, an amount equal to the excess, if any, of the aggregate fair market value


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        of all stock of Employer subject to such options, determined on the date of termination of employment, over the aggregate option price of such stock, and Executive will surrender all such options unexercised.

             (e)  During the Severance Period, Executive and his spouse will continue to be covered by all Welfare Plans, maintained by

        Employer in which he or his spouse were participating immediately prior to the date of his termination, as if he continued to be an employee of Employer; provided that, if participation in any one or more of such Welfare Plans is not possible under the terms thereof, Employer will provide substantially identical benefits.

        Such coverage will cease if and when Executive obtains employment with another employer during the Severance Period, and becomes eligible for coverage under any substantially similar plans provided by his new employer.

             (f)  During the Severance Period Employer shall reimburse

        Executive for the expenses of an automobile in accordance with the arrangement, if any, in effect at the time of termination of

        Executive's employment. Such reimbursement will cease if and when

        Executive obtains employment with another employer during the

        Severance Period and receives such reimbursement from his new employer.

             (g)  Executive shall not be entitled to receive any payments or other compensation during the Severance Period attributable to vacation periods he would have earned had his employment

        continued during the Severance Period or to unused vacation


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        periods accrued as of the date of termination of employment, and

        Executive waives any right to receive such compensation.

             (h)  During the Severance Period Executive shall not be

        entitled to reimbursement for fringe benefits such as dues and expenses related to club memberships, automobile telephones,

        expenses for professional services and other similar perquisites.

        3.   SETOFF. No payments or benefits payable to or with respect to Executive pursuant to this Agreement shall be reduced by any amount

   Executive or his spouse may earn or receive from employment with another employer or from any other source, except as expressly provided in subsections 2(e) and 2(f).

        4.   DEATH. If Executive dies during the Severance Period all

   amounts payable hereunder to Executive shall, during the remainder of the Severance Period, be paid to his surviving spouse, and his spouse shall continue to be covered under all applicable Welfare Plans during the remainder of the Severance Period. On the death of the survivor of

   Executive and his spouse, no further benefits will be paid, and no further Welfare Plan coverage will be provided, under the Agreement;

   except for benefits accrued under any Incentive Plans and Retirement

   Plans to the date of termination of employment, to the extent such benefits continue following Executive's death pursuant to the term of such Plans.

        5.   DEFINITIONS.   For purposes of this Agreement:

             (a)  "Affiliate" or "Associate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934.




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             (b)  "Base Salary" shall mean Executive's annual base salary at the rate in effect on the date of a Change in Control.

             (c)  "Bonus" shall mean an amount determined by multiplying

        Executive's Base Salary by a percentage that is the average percentage of base salary that was paid (or payable) to Executive as a bonus under the Revised ROI Cash Bonus Plan or the ROA Cash

        Bonus Plan of Employer, or any successor plan or arrangement, for the three full fiscal years of Employer preceding the date of a

        Change in Control.

             (d)  "Change in Control" shall be deemed to occur on the

        occurrence of any of the following events without the prior written approval of a majority of the entire Board of Directors of Employer as it exists immediately prior to such event;

        provided that, in the case of an event described in (1) or (3)

        below, such approval occurs before the time of such event and, in the case of an event described in (2) below, such approval occurs prior to the time that any other party to the event described in

        (2) (or any Affiliate or Associate thereof) acquires 20% or more of the Voting Power:

             (1)  The acquisition by an entity, person or group

        (including all Affiliates or Associates of such entity, person or group) of beneficial ownership, as that term is defined in

        Rule13d-3 under the Securities Exchange Act of 1934, of capital stock of Employer entitled to exercise more than 50% of the outstanding voting power of all capital stock of Employer

        entitled to vote in elections of directors ("Voting Power");


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             (2)  The effective time of (I) a merger or consolidation of

        Employer with one or more other corporations as a result of which the holders of the outstanding Voting Power of Employer

        immediately prior to such merger or consolidation (other than the surviving or resulting corporation or any Affiliate or Associate thereof) hold less than 50% of the Voting Power of the surviving or resulting corporation, or (II) a transfer of a majority of the

        Voting Power, or a Substantial Portion of the Property, of

        Employer other than to an entity of which Employer owns at least

        50% of the Voting Power; or

             (3)  The election to the Board of Directors of Employer, of directors constituting a majority of the number of directors of

        Employer then in office.

        (e)  "Good Cause" shall be deemed to exist if, and only if:

             (1)  Executive engages in acts or omissions constituting

        dishonesty, intentional breach of fiduciary obligation or

        intentional wrongdoing or malfeasance; or

             (2)  Executive is convicted of a criminal violation

        involving fraud or dishonesty. Notwithstanding anything herein to the contrary, in the event Employer shall terminate the

        employment of Executive for Good Cause hereunder, Employer shall give Executive at least thirty (30) days prior written notice specifying in detail the reason or reasons for Executive's termination.






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        (f)  "Good Reason" shall exist if:

             (1)  there is a significant change in the nature or the

        scope of Executive's authority;

             (2)  there is a reduction in Executive's rate of base

        salary;

             (3)  Employer changes by 100 miles or more the principal

        location in which Executive is required to perform services; or

             (4)  Employer terminates or amends any Incentive Plan or

        Retirement Plan so that, when considered in the aggregate with any substitute Plan or Plans, the Incentive Plans and Retirement

        Plans in which he is participating fail to provide him with a level of benefits provided in the aggregate by such Incentive

        Plans or Retirement Plans prior to such termination or amendment.

        (g)  "Incentive Plans" shall mean any incentive, bonus, deferred compensation or similar plan or arrangement currently or hereafter made available by Employer in which Executive is eligible to participate.

        (h)  "Retirement Plans" shall mean any qualified or supplemental defined benefit retirement plan or defined contribution retirement plan, currently or hereinafter made available by Employer in which

   Executive is eligible to participate.

             (i)  "Severance Period" shall mean the period beginning on the date the Executive's employment with Employer terminates under circumstances described in Section 2 and ending on the first to occur of the date 24 months thereafter and the date

        Executive attains or would have attained age 65.


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        (j)  "Substantial Portion of the Property of Employer" shall mean

   75% of the aggregate book value of the assets of Employer and its

   Affiliates and Associates as set forth on the most recent balance sheet of Employer, prepared on a consolidated basis, by its regularly employed, independent, certified public accountants.

        (k)  "Welfare Plan" shall mean any health and dental plan,

   disability plan, survivor income plan and life insurance plan or arrangement currently or hereafter made available by Employer in which

   Executive is eligible to participate.

        6.   RESTRICTIVE COVENANTS.   Executive shall not, during the

   Term of this Agreement be associated, directly or indirectly, as employee, proprietor, stockholder, partner, agent, representative,

   officer, or otherwise, with the operation of any business that is competitive with any business of Employer or any of its Affiliates,

   except that Executive's ownership (or that of his wife and children)

   of publicly-traded securities of any such business having a cost of not more than $50,000, shall not be considered a violation of this

   Section. For purposes of the preceding sentence, Executive shall be considered as the "stockholder" of any equity securities owned by his spouse and all relatives and children residing in Executive's principal residence.

        7.   NO SOLICITATION OF REPRESENTATIVES AND EMPLOYEES. Executive

   agrees that he shall not, during the Term of this Agreement, directly or indirectly, in his individual capacity or otherwise, induce, cause,

   persuade, or attempt to do any of the foregoing in order to cause, any representative, agent or employee of Employer or any of its Affiliates


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   to terminate such person's employment relationship with Employer or any of its Affiliates, or to violate the terms of any agreement between said representative, agent or employee and Employer or any of its Affiliates.

        8.   CONFIDENTIALITY. Executive acknowledges that preservation of a continuing business relationship between Employer or its Affiliates and their respective customers, representatives, and employees is of critical importance to the continued business success of Employer and that it is the active policy of Employer and its Affiliates to guard as confidential the identity of its customers, trade secrets, pricing policies, business affairs, representatives and employees. In view of the foregoing, Executive agrees that he shall not during the Term of this Agreement and thereafter, without the prior written consent of

   Employer (which consent shall not be withheld unreasonably), disclose to any person or entity any information concerning the business of, or any customer, representative, agent or employee of, Employer or its

   Affiliates which was obtained by Executive in the course of his employment by Employer. This section shall not be applicable if and to the extent Executive is required to testify in a legislative, judicial or regulatory proceeding pursuant to an order of Congress, any state or local legislature, a judge, or an administrative law judge.

        9.   EXECUTIVE ASSIGNMENT. No interest of Executive or his spouse or any other beneficiary under this Agreement, or any right to receive any payment or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or


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   right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, Executive or his spouse or other beneficiary,

   including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

        10.  BENEFITS UNFUNDED. All rights of Executive and his spouse or other beneficiary under this Agreement shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Employer for payment of any amounts due hereunder. Neither Executive nor his spouse or other beneficiary shall have any interest in or rights against any specific assets of

   Employer, and Executive and his spouse or other beneficiary shall have only the rights of a general unsecured creditor of Employer.

        11.  WAIVER. No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

        12.  LITIGATION EXPENSES. Employer shall pay 50% of Executive's attorney's fees in connection with any judicial proceeding to enforce this Agreement or to construe or determine the validity of this

   Agreement or otherwise in connection herewith, whether or not

   Executive is successful in such litigation.

        13.  APPLICABLE LAW. This Agreement shall be construed and interpreted pursuant to the laws of Illinois.




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        14.  ENTIRE AGREEMENT. This Agreement contains the entire

   Agreement between Employer and Executive and supersedes any and all previous agreements, written or oral, between the parties relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by Employer and Executive.

        15.  NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall be construed to be an employment contract between Executive and

   Employer. Executive is employed at will and Employer may terminate his employment at any time, with or without cause.

        16.  COUNTERPARTS. This Agreement may be executed in

   counterparts, each of which shall be deemed an original.



        17.  SEVERABILITY. In the event any provision of this Agreement is held illegal or invalid, the remaining provisions of this Agreement shall not be affected thereby.

        18.  SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs,

   representatives and successors.

        19.  EMPLOYMENT WITH AN AFFILIATE. If Executive is employed by

   Employer and an Affiliate, or solely by an Affiliate, on the date of termination of employment of Executive under circumstances described in Section 2, then (i) employment or termination of employment as used in this Agreement shall mean employment or termination of employment of Executive with Employer and such Affiliate, or with such Affiliate,

   as applicable, and (ii) the obligations of Employer hereunder shall be


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   satisfied by Employer and/or such Affiliate as Employer, in its discretion, shall determine; provided that Employer shall remain liable for such obligations to the extent not satisfied by such

   Affiliate.

        20.  NOTICE. Notices required under this Agreement shall be in writing and sent by registered mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the others by written notice.

   If to Employer:          Newell Rubbermaid Inc.
                            29 East Stephenson Street
                            Freeport, Illinois 61032

                            Attention:      ______________________

                            If to Executive:    _______________________
                                                _______________________
                                                _______________________
                                                _______________________

        21.  BOARD APPROVAL. The rights and obligations of Employer under this Agreement are contingent upon the approval or ratification by its

   Board of Directors of the execution of this Agreement on its behalf.

        IN WITNESS WHEREOF, Executive has hereunto set his hand, and

   Employer has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                            NEWELL RUBBERMAID INC.


                            By:  ____________________________________

                            Title: __________________________________


                            _________________________________________
                                           EXECUTIVE


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